                                                                     Exhibit 4.1

                                                                  Execution Copy
                                                                  --------------








                              GENUITY SAVINGS PLAN
           (AMENDED, RESTATED, AND RENAMED EFFECTIVE JANUARY 1, 2001)

                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE
Article 1.  Introduction..........................................................................................1
         1.1.  Purpose............................................................................................1
         1.2.  Effective Date.....................................................................................1
         1.3.  Definitions........................................................................................1

Article 2.  Participation.........................................................................................2
         2.1.  Date of participation..............................................................................2
         2.2.  Cessation of participation.........................................................................2
         2.3.  Reemployment of a former Participant...............................................................2

Article 3.  Contributions.........................................................................................3
         3.1.  Pre-Tax Contributions..............................................................................3
         3.2.  Form and manner of Pre-Tax Contribution elections..................................................3
         3.3.  Matching Contributions.............................................................................3
         3.4.  Employee After-Tax Contributions...................................................................4
         3.5.  Rollover Contributions.............................................................................4
         3.6.  Discretionary Employer Contributions...............................................................4
         3.7.  Other transfers....................................................................................5
         3.8.  Time for making contributions......................................................................5
         3.9.  Certain limits apply...............................................................................5
         3.10.  Return of contributions...........................................................................5
         3.11.  Establishment of Trust............................................................................6
         3.12.  Catch-up Contributions............................................................................6

Article 4.  Limits on Contributions...............................................................................7
         4.1.  Deductibility of Contributions.....................................................................7
         4.2.  Nondiscrimination limitations......................................................................7
         4.3.  Limit on Annual Additions..........................................................................7

Article 5.  Investments...........................................................................................8
         5.1.  Investment of contributions........................................................................8
         5.2.  Investment of income...............................................................................8
         5.3.  Change of election by Participant..................................................................8
         5.4.  Investment Fund for certain Matching Contributions.................................................9

Article 6.  Participants' Accounts...............................................................................10
         6.1.  Individual accounts...............................................................................10
         6.2.  Crediting of contributions........................................................................10
         6.3.  Treatment of forfeitures..........................................................................10
         6.4.  Adjustments to individual accounts................................................................10

                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE
         6.5.  Eligibility to share in Discretionary Employer Contributions and Supplemental Matching
                  Contributions..................................................................................10
         6.6.  Rights of Participants............................................................................11

Article 7.  Administration.......................................................................................12
         7.1.  Administrator.....................................................................................12
         7.2.  Powers and discretionary authority................................................................12
         7.3.  Examination of records............................................................................13
         7.4.  Nondiscriminatory exercise of authority...........................................................13
         7.5.  Reliance on tables, etc...........................................................................13
         7.6.  Named fiduciary...................................................................................13
         7.7.  Expenses of Plan..................................................................................13
         7.8.  Claims and review procedures......................................................................13
         7.9.  Self-Correction Program Procedures................................................................13
         7.10.  Indemnification of Administrator.................................................................13

Article 8.  Withdrawals; Hardship Distributions; Loans...........................................................14
         8.1.  Withdrawal of Employee After-Tax Contributions....................................................14
         8.2.  Hardship withdrawals..............................................................................14
         8.3.  Loans.............................................................................................15

Article 9.  Retirement Benefits..................................................................................18
         9.1.  Normal retirement.................................................................................18
         9.2.  Disability retirement.............................................................................18

Article 10.  Death Benefits......................................................................................19
         10.1.  Distribution of benefits upon death..............................................................19
         10.2.  Designation of Beneficiary.......................................................................19

Article 11.  Benefits Following Severance From Employment for a Reason Other Than Death..........................20
         11.1.  Severance from employment........................................................................20
         11.2.  Termination benefit..............................................................................20
         11.3.  Election of former vesting schedule..............................................................20
         11.4.  Forfeitures......................................................................................21
         11.5.  Separate account.................................................................................21

Article 12.  Distribution of Benefits............................................................................23
         12.1.  Methods of making Distributions..................................................................23
         12.2.  Timing of Distributions..........................................................................23
         12.3.  Minimum Required Distributions After Age 70 1/2..................................................24
         12.4.  Cessation of interest in Plan....................................................................25

                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE
Article 13.  Direct Rollovers of Eligible Distributions..........................................................26
         13.1.  In General.......................................................................................26
         13.2.  Definitions......................................................................................26
         13.3.  Notice requirement...............................................................................27

Article 14.  Special Top Heavy Provisions........................................................................28

Article 15.  Amendment...........................................................................................29

Article 16.  Discontinuance of Contributions and Termination of Plan.............................................30
         16.1.  Termination of Plan by Company...................................................................30
         16.2.  Events resulting in termination of Plan..........................................................30
         16.3.  Termination of participation as to any Participating Employer or group of Participants...........30
         16.4.  Permanent discontinuance of contributions........................................................31
         16.5.  Merger or consolidation of Plan; transfer of Plan assets.........................................31

Article 17.  Miscellaneous.......................................................................................32
         17.1.  Limitation of rights.............................................................................32
         17.2.  Benefits provided solely from Trust..............................................................32
         17.3.  Nonalienability of benefits......................................................................32
         17.4.  Payment under Qualified Domestic Relations Orders................................................32
         17.5.  Method of providing notice.......................................................................32
         17.6.  Compliance with USERRA, ETC......................................................................33
         17.7.  Compliance with Code sections 401(a), 401(k), etc................................................33
         17.8.  Certain trustee-to-trustee transfers.............................................................34

Article 18.  Definitions.........................................................................................35
         18.1.  Account..........................................................................................35
         18.2.  Administrator....................................................................................36
         18.3.  Affiliated Employer..............................................................................36
         18.4.  Allocation Period................................................................................36
         18.5.  Annual Addition..................................................................................36
         18.6.  Basic Matching Contribution......................................................................36
         18.7.  Beneficiary......................................................................................36
         18.8.  Board of Directors...............................................................................36
         18.9.  Code.............................................................................................36
         18.10.  Company.........................................................................................37
         18.11.  Compensation Committee..........................................................................37
         18.12.  Computation Period..............................................................................37
         18.13.  Credited Compensation...........................................................................37

                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE
         18.14.  Discretionary Employer Contribution.............................................................37
         18.15.  Effective Date..................................................................................37
         18.16.  Eligible Employee...............................................................................38
         18.17.  Employee........................................................................................38
         18.18.  Employee After-Tax Contribution.................................................................38
         18.19.  Employer........................................................................................38
         18.20.  Employment Commencement Date....................................................................38
         18.21.  ERISA...........................................................................................38
         18.22.  Hours of Service................................................................................38
         18.23.  Investment Committee............................................................................38
         18.24.  Investment Fund.................................................................................38
         18.25.  Matching Contributions..........................................................................39
         18.26.  Participant.....................................................................................39
         18.27.  Participating Employer..........................................................................39
         18.28.  Plan............................................................................................39
         18.29.  Plan Year.......................................................................................39
         18.30.  Pre-Tax Contribution............................................................................39
         18.31.  Prior Plan......................................................................................39
         18.32.  Qualified Domestic Relations Order or QDRO......................................................39
         18.33.  Rollover Contribution...........................................................................40
         18.34.  Service.........................................................................................40
         18.35.  Stock...........................................................................................40
         18.36.  Supplemental Matching Contribution..............................................................40
         18.37.  Termination of Employment Date..................................................................40
         18.38.  Trust...........................................................................................40
         18.39.  Trust Fund......................................................................................40
         18.40.  Trustee.........................................................................................40

APPENDIX I -- SPECIAL RULES RELATING TO Section 401(k) AND Section 401(m) TESTING................................42

APPENDIX II -- SPECIAL TOP HEAVY PROVISIONS......................................................................51

                              GENUITY SAVINGS PLAN

         Pursuant to the provisions of Article 15 of the Genuity Savings Plan, said Agreement, as amended, is hereby further amended and restated to read as follows:

Article 1. INTRODUCTION.

     1.1. PURPOSE. The purpose of the Plan is to provide retirement and other benefits through amounts accumulated in the Trust. Subject to the provisions of Sections 3.10 and 6.3, no part of the principal or income of the Trust may be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, former Participants or their beneficiaries. The Plan set forth herein is a discretionary contribution (profit sharing) plan with a cash or deferred arrangement and provision for matching contributions and after-tax employee contributions.

     1.2. EFFECTIVE DATE. Except as otherwise provided herein, the provisions of this restatement are effective as of January 1, 2001. Any amendment intended to comply with changes in law made by the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, or Internal Revenue Service regulations or other guidance under the Code shall be effective as of the effective dates specified for such changes in the applicable statute, regulation or guidance. With respect to distributions made under the Plan before January 1, 2002, all references below to "severance from employment" shall be deemed to refer to "separation from service."

     1.3. DEFINITIONS. All capitalized terms used below have the meaning given in Article 18.

Article 2. PARTICIPATION.

     2.1. DATE OF PARTICIPATION. Each Eligible Employee shall become a Participant as soon as administratively practicable following the completion of an Hour of Service with a Participating Employer.

     2.2. CESSATION OF PARTICIPATION. A Participant will cease to be a Participant and will become a former Participant as of the date on which he or she ceases to be an Eligible Employee or, if earlier, as of the date on which the Plan terminates. The term "Participant" as used in the Plan shall include a former Participant except where the context indicates otherwise; PROVIDED, that in no event, except as expressly set forth in Article 4 or Appendix I, shall an individual who is not an Eligible Employee be eligible to make contributions or elect to have them made on his or her behalf, or to share in the allocation of contributions.

     2.3. REEMPLOYMENT OF A FORMER PARTICIPANT. If a former Participant returns to the employ of a Participating Employer, no distributions (other than withdrawals pursuant to Article 8, mandatory distributions pursuant to Section
12.3 upon attainment of age 70 1/2, or corrective distributions under Section
4.3 or Appendix I) will be made to him or her while he or she continues to be an Eligible Employee. A former Participant will again become a Participant on the date on which he or she completes an Hour of Service following his or her reemployment.

Article 3. CONTRIBUTIONS.

     3.1. PRE-TAX CONTRIBUTIONS. Each Participant may enter into a salary reduction agreement with his or her Participating Employer specifying Pre-Tax Contributions in an amount or percentage designated in the agreement. By agreeing to Pre-Tax Contributions, the Participant agrees to a reduction in Credited Compensation in the amount or percentage designated and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust. The Administrator may establish and from time to time modify limits on the amount or percentage of Credited Compensation which may be elected to be contributed to the Plan, and such limits may be different for different classifications of Participants.

     3.2. FORM AND MANNER OF PRE-TAX CONTRIBUTION ELECTIONS. Each salary reduction agreement shall be in a form prescribed or approved by the Administrator and may be entered into, changed or revoked by the Participant, upon such prior notice as the Administrator may prescribe, as of the first day of any payroll period or on such other basis as the Administrator may determine. A salary reduction agreement shall be effective with respect to Credited Compensation payable after the date specified in the agreement but no earlier than the date the agreement is entered into.

     3.3. MATCHING CONTRIBUTIONS.

          (a) BASIC MATCHING CONTRIBUTIONS. The Compensation Committee shall determine and cause to be communicated to Participants the rate (which may be zero) of Basic Matching Contributions that will apply under the Plan for any period. Basic Matching Contributions, if any, determined in accordance with this Section 3.3(a) shall be made to the Trust by each Participating Employer for the benefit of each Participant it employs during the Plan Year who made match-eligible (as determined by the Compensation Committee) Employee After-Tax Contributions with respect to such period of employment or for whose benefit the Participating Employer made match-eligible (as determined by the Compensation Committee) Pre-Tax Contributions.

          (b) SUPPLEMENTAL MATCHING CONTRIBUTIONS. In addition to Basic Matching Contributions, if any, made under Section 3.3(a) above, each Participating Employer may make Supplemental Matching Contributions in such amounts, at such rates, and subject to such conditions as the Compensation Committee may determine. The Compensation Committee may specify that any Supplemental Matching Contribution will be treated for purposes of the Plan as a "qualified matching contribution" (SEE Appendix I).

          (c) FORM OF MATCHING CONTRIBUTIONS. Except as otherwise determined by the Compensation Committee, all Matching Contributions under the Plan shall be made in the form of shares of common stock of the Company. The Company shall make such arrangements as it deems appropriate to provide for such contributions on behalf of the Participating Employers. In determining the number of shares of such common stock required to be contributed as a Matching Contribution for any period, such shares shall be valued in accordance with such reasonable and consistent procedures as the Administrator may determine.

     3.4. EMPLOYEE AFTER-TAX CONTRIBUTIONS. Any Participant may, at his or her option, contribute to the Trust in any Plan Year a portion of his or her Credited Compensation. Employee After-Tax Contributions shall be made through authorized payroll deductions or at such other time or times and in such manner as the Administrator may determine. A Participant may discontinue his or her Employee After-Tax Contributions at any time, but in the case of any such contributions made by payroll deduction may not otherwise change the amount of such deductions more frequently than would be permitted for changes in salary reduction agreements under Section 3.2 above.

     Subject to the following sentence, if a Participant's Pre-Tax Contributions reach the limit set forth in Code section 402(g) during a Plan Year, any additional contributions made pursuant to the Participant's salary reduction agreement during that Plan Year shall automatically be made as Employee After-Tax Contributions, except to the extent that such contributions would cause the Plan to exceed (or further to exceed) the contribution percentage limit imposed by Code section 401(m) or, with respect to Plan Years beginning before January 1, 2002, the aggregate limit imposed by Treas. Regs. Section 1.401(m)-2 for the Plan Year. Any catch-up contribution made under Section 3.12 below and Code section 414(v) shall not count against the limit set forth in Code section 402(g) and shall not be deemed an Employee After-Tax Contribution pursuant to the preceding sentence.

     3.5. ROLLOVER CONTRIBUTIONS. An Eligible Employee (who may be, but need not be, a Participant) may make a Rollover Contribution to the Plan upon demonstration to the Administrator that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code and is attributable to a plan or arrangement described in 401(a) or 403(b), or a governmental plan described in 457(b); PROVIDED, that the Eligible Employee may not rollover any amounts that would not otherwise be includible in gross income. The Administrator may require such certificates or other evidence as it determines to be necessary or appropriate to demonstrate that an amount is eligible to be contributed or transferred to the Plan under this Section 3.5.

     3.6. DISCRETIONARY EMPLOYER CONTRIBUTIONS. The Compensation Committee may, but need not, provide for contributions to the Trust ("Discretionary Employer Contributions") in addition to those described in Sections 3.1 through 3.5 above. If the Compensation Committee determines that a Discretionary Employer Contribution will be made to the Trust for any Allocation Period, each Participating Employer will contribute to the Trust its share of such contribution, as determined by the Compensation Committee. The amount of each such contribution, whether expressed as an aggregate amount or as a percentage of Credited Compensation for the Allocation Period, may vary among different Participating Employers. In addition, the Compensation Committee may identify for purposes of this Section 3.6 for any Allocation Period separate business units, segments or divisions (a "separate unit" or "unit") within a Participating Employer and provide that a different amount or different percentage of Credited Compensation (including, if so determined, a zero contribution) will be contributed with respect to one or more such separate units while a different amount or amounts or a different percentage rate or rates will be contributed for other units. The identification of separate units, if any, within a Participating Employer shall be made before the end of the Allocation Period to which the Discretionary Employer Contribution relates. Unless the Compensation Committee affirmatively designated separate units for purposes of this Section 3.6 for an Allocation Period, contributions by a Participating Employer for such Allocation Period shall be allocated and apportioned among the eligible Participants of such Participating Employer as though it were a single unit. In making determinations under this Section 3.6, the Compensation Committee may, but need not, take into account the relative profitability of different Participating Employers or different units or such other business factors as it may determine.

     The Compensation Committee may specify that any Discretionary Employer Contribution will be treated for purposes of the Plan as a "qualified nonelective contribution" (SEE Appendix I).

     3.7. OTHER TRANSFERS. The Compensation Committee in its discretion may provide that the Trust will accept a direct transfer, qualifying under Code section 414(l), of assets and liabilities from another plan and trust qualifying under Code section 401(a). Any such transfer shall be made only after the transferring plan or its sponsor or administrator has provided the Administrator with evidence satisfactory to the Administrator as to the qualification of the transferor plan and as to any and all benefit forms and options that would be required under Code section 401(a)(11) or Code section 411 to be preserved with respect to the transferred benefits.

     3.8. TIME FOR MAKING CONTRIBUTIONS. Pre-Tax Contributions and Employee After-Tax Contributions made on a payroll deduction basis will be paid in cash to the Trust as soon as they can reasonably be segregated from the general assets of the Participating Employer, but in all events by the fifteenth (15th) business day of the month following the month in which the compensation to which such contributions relate would have been payable to the Participant in cash. Employee After-Tax Contributions made directly by a Participant will be deposited directly into the Trust. Discretionary Employer Contributions, if any, for a Plan Year will be contributed in cash to the Trust no later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its taxable year in or with which the Plan Year ends. A Participating Employer's Basic Matching Contributions, if any, shall be made substantially at the same time as the related Pre-Tax Contributions, and its Supplemental Matching Contributions, if any, shall be made at such time as the Participating Employer determines (not later than the time for making a Discretionary Employer Contribution for the Plan Year).

     3.9. CERTAIN LIMITS APPLY. All contributions to the Plan are subject to the applicable limits described or referred to in Article 4.

     3.10. RETURN OF CONTRIBUTIONS. If any contribution by a Participating Employer to the Trust is

          (a) made by reason of a good faith mistake of fact, or

          (b) believed by the Participating Employer in good faith to be deductible under Code section 404, but the deduction is disallowed,

the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     3.11. ESTABLISHMENT OF TRUST. The Company has a Trust to accept and hold contributions under the Plan. The Trust is governed by a separate agreement between the Company and the Trustee, the terms of which are intended to qualify under Code sections 401(a) and 501(a).

     3.12. CATCH-UP CONTRIBUTIONS. Effective April 1, 2002, all Participants who are expected to attain age fifty (50) before the close of a Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limits of, Code section 414(v). Such catch-up contributions shall be separately accounted for and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code section 402(g) or 415. No Matching Contributions will be made with respect to catch-up contributions. The Plan will not be treated as failing to satisfy the provisions of Code section 401(k)(3), 410(b) or 416 , as applicable, by reason of the making of such catch-up contributions.

Article 4. LIMITS ON CONTRIBUTIONS.

     4.1. DEDUCTIBILITY OF CONTRIBUTIONS. Discretionary Employer Contributions, Pre-Tax Contributions, and Matching Contributions (both Basic and Supplemental) for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code and are hereby expressly conditioned on their deductibility.

     4.2. NONDISCRIMINATION LIMITATIONS. Pre-Tax Contributions, Employee After-Tax Contributions, and Matching Contributions (both Basic and Supplemental) must also satisfy certain nondiscrimination requirements that are set out in Appendix I and in connection with satisfying these requirements may be prospectively reduced or in certain circumstances distributed to Participants (or former Participants), all as more fully set out in Appendix I.

     4.3. LIMIT ON ANNUAL ADDITIONS. Discretionary Employer Contributions, Pre-Tax Contributions, Employee After-Tax Contributions and Matching Contributions (both Basic and Supplemental), other than catch-up contributions made under Section 3.12 and Code section 414(v), are subject also to the limitations under Code section 415, which are incorporated herein by reference. In applying the Code section 415 limitations, the limitation year or limitation period shall be the Plan Year, and the compensation taken into account for any Participant shall be the Participant's wages (within the meaning of Code section 3401(a)) subject to income tax withholding at the source, determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and increased by amounts that would have been included in the Participant's wages as so defined but for a deferral election described in Code section 125, Code section 132(f), or Code section 401(k). If the Administrator determines that contributions by or for the benefit of a Participant may give rise to annual additions in excess of those permitted under Code section 415, it may prospectively limit contributions to the extent necessary to avoid such excess. If, notwithstanding the foregoing, the Administrator determines that the amount credited to a Participant's account for the preceding limitation year or limitation period exceeded the amount permitted under Code section 415, the Administrator may take the following steps to the extent necessary to correct such excess: (i) first, return to the Participant his or her Employee After-Tax Contributions, together with associated earnings; (ii) second, return to the Participant unmatched Pre-Tax Contributions made for his or her benefit, together with associated earnings;
(iii) third, return to the Participant other Pre-Tax Contributions made for his or her benefit, together with associated Matching Contributions and earnings; and (iv) if the foregoing steps do not suffice, reallocate to the Accounts of other eligible Participants (subject to Section 6.4 and limitations of this Section 4.3) Discretionary Employer Contributions made for the benefit of the Participant for whom an excess annual addition exists.

Article 5. INVESTMENTS.

     5.1. INVESTMENT OF CONTRIBUTIONS. The Compensation Committee shall appoint from time to time an Investment Committee consisting of at least three individuals (who may but need not be Participants or former Participants). The Investment Committee will act by vote of a majority of all its members. If at any time a majority of the individuals serving on such Investment Committee and eligible to vote are unable to agree, or if there is only one such individual, any action required of the Investment Committee will be taken by the Compensation Committee and its decision will be final. An individual serving on the Investment Committee who is a Participant or former Participant may not vote or act on any matter relating solely to himself or herself. Members of the Investment Committee shall serve without remuneration (other than reimbursement for reasonable expenses) except as may from time to time be agreed upon by the Company and the Investment Committee consistent with ERISA.

     The Investment Committee shall maintain one or more Investment Funds for the investment of contributions made by or for the benefit of Participants. Subject to Section 3.3(c) and to such reasonable procedures, restrictions and limitations as the Investment Committee may establish, contributions by or for the benefit of a Participant will be invested in such Investment Fund or Funds as the Participant directs.

     It is intended that the Investment Funds provided under the Plan (other than the fund consisting of common stock (and such cash or other short-term investments as the Investment Committee may determine) attributable to Matching Contributions) and manner of selection among such Funds shall satisfy ERISA section 404(c). The Investment Committee will communicate, or arrange for communication, to Participants and Beneficiaries the investment options available under the Plan, including changes in available investment options. The Investment Committee may change the Investment Funds offered under the Plan at any time, including with respect to already invested amounts, and may terminate an Investment Fund at any time and transfer the assets of a terminated Fund to any other Investment Fund.

     5.2. INVESTMENT OF INCOME. Dividends, interest and other income from investments for the Account of any Participant shall be reinvested in the Investment Fund or Funds to which such dividends, interest or other income is attributable, subject to such reasonable restrictions or limitations as the Investment Committee may establish.

     5.3. CHANGE OF ELECTION BY PARTICIPANT. A Participant may from time to time change the Investment Funds in which contributions made by him or her or for his or her benefit, or existing balances, or both, are to be invested, subject to such reasonable restrictions or limitations as the Investment Committee may prescribe. Changes relating to future contributions will be effective as soon as practicable after the change notice is given or, if later, as of the date specified in the change notice. Changes relating to existing Account balances, requiring liquidation of investments and reinvestment of the proceeds, will be made as soon as reasonably practicable after the change notice is given. The Administrator shall prescribe rules governing the periods and manner in which investment changes may be made, including in the Administrator's discretion rules permitting the giving of investment change notices by telephone or other means, and nothing in this Section 5.3 shall prevent the Investment Committee from prescribing rules with respect to former Participants that differ from the rules prescribed for Participants. To the extent consistent with Code section 411(a)(11), rules prescribed under this Section 5.3 with respect to former Participants may include a rule suspending, eliminating or restricting the right of former Participants to change investment elections.

     5.4. INVESTMENT FUND FOR CERTAIN MATCHING CONTRIBUTIONS. Matching Contributions made in shares of common stock of Genuity Inc. shall be held in the Trust in a fund consisting of such stock plus, if the Investment Committee so determines, cash or short-term liquid investments such as money-market fund shares. Except as determined by the Investment Committee, no Matching Contributions (or earnings thereof) that have been invested in such fund shall be eligible to be transferred by Participant, former Participant or beneficiary direction to any other Investment Fund.

Article 6. PARTICIPANTS' ACCOUNTS.

     6.1. INDIVIDUAL ACCOUNTS. The Trustee shall establish and maintain Accounts for each Participant which shall reflect (i) all contributions paid to the Trustee by or on behalf of the Participant, (ii) the Participant's share of any forfeitures arising under the Plan, and (iii) the Participant's share of the income, expenses, and gain or loss (realized or unrealized) of the Trust Fund.

     6.2. CREDITING OF CONTRIBUTIONS. Pre-Tax Contributions, Employee After-Tax Contributions and Basic Matching Contributions, if any, for the benefit of a Participant shall be credited to the corresponding Accounts of the Participant as of the date the amounts are contributed to the Trust. Subject to Section 6.4, Discretionary Employer Contributions and Supplemental Matching Contributions, if any, for the benefit of a Participant shall be credited to the Participant's corresponding Accounts as of the last day of the Plan Year for which the contribution is made. Rollover Contributions and amounts transferred in a trust-to-trust transfer under Section 3.7 shall be credited to Accounts as of the effective date of contribution or transfer. Notwithstanding the date as of which a contribution is allocated pursuant to this Section 6.2, in no event shall a contribution be entitled to share in the investment experience of the Trust Fund prior to the date on which the contribution is contributed to the Trust.

     6.3. TREATMENT OF FORFEITURES. If a Participant forfeits an interest in his or her Discretionary Employer Contribution Account pursuant to Section 11.4 below, the forfeited amount will be transferred to a forfeiture account. The balance in the forfeiture account as of the last business day of the Plan Year, after the adjustments then to be made under Section 6.4, will be first used to restore amounts previously forfeited under Section 11.4 to the accounts of Participants entitled to such a restoration pursuant to Section 11.4, and then will be allocated among and credited to the accounts of Participants or former Participants who either (i) are employed by the Employer on the last business day of the Plan Year and who have completed 1000 or more Hours of Service during the Plan Year or (ii) ceased to be employed by a Participating Employer during the Plan Year because they ceased to be Employees and who had a one hundred percent (100%) vested interest in their Discretionary Employer Contribution Account, in proportion to the respective amount of Credited Compensation paid to such individuals (while they were Participants) by the Participating Employers during such Plan Year.

6.4. ADJUSTMENTS TO INDIVIDUAL ACCOUNTS. At such times as the Trustee shall determine, but no less frequently than once each Allocation Period, the Trustee will cause the interest of each Participant's Account (and any forfeiture account) in each Investment Fund to be adjusted to include its allocable share of the income and of the gain and loss (realized and unrealized) on the assets of such Investment Fund valued at their fair market value. From time to time but not less frequently than annually, the balance in each Account may be similarly adjusted, to the extent necessary, to reflect its proper share of those expenses of the Trustee, the Investment Committee, and the Administrator which are to be charged to the Trust Fund.

     6.5. ELIGIBILITY TO SHARE IN DISCRETIONARY EMPLOYER CONTRIBUTIONS AND SUPPLEMENTAL MATCHING CONTRIBUTIONS. The Discretionary Employer Contributions, if any, contributed by a

Participating Employer for an Allocation Period with respect to each of its separate units (as determined in accordance with Section 3.6) shall be allocated among and credited to the Discretionary Employer Contribution Accounts of Participants employed by or at such separate unit who

          (a) are Eligible Employees on the last day of the Allocation Period, or

          (b) who ceased to be Eligible Employees during the Allocation Period by reason of death or severance from employment within the meaning of
     Section 11.1

in proportion to the respective amounts of Credited Compensation paid such Participants during the Allocation Period. If different levels of Discretionary Employer Contributions are contributed with respect to different units, the provisions of the preceding sentence shall be applied separately to each such unit, with only those Participants providing services to such unit (and only their Credited Compensation with respect to such service) taken into account. If the Participating Employer has not designated separate units for an Allocation Period, the Discretionary Employer Contribution of the Participating Employer for such Allocation Period will be allocated among and credited to the Discretionary Employer Contribution Accounts of Participants employed by the Participating Employer, in accordance with the preceding sentence, as though the Participating Employer consisted of a single unit.

     Matching Contributions, if any, contributed by a Participating Employer for a Plan Year shall be credited, similarly, only in respect of those Participants otherwise eligible for the Matching Contribution who satisfy the requirements of
(a) or (b) above; PROVIDED, that Supplemental Matching Contributions described in Section 3.3(b) shall be credited only in respect of those otherwise eligible Participants who are Eligible Employees on the last day of the Plan Year.

     6.6. RIGHTS OF PARTICIPANTS. Nothing contained herein shall be deemed to give any Participant any interest in any specific part of the Trust Fund or any interest other than his or her right to receive benefits in accordance with the provisions herein contained.

Article 7.  ADMINISTRATION.

     7.1. ADMINISTRATOR. The Plan will be administered by the Administrator, which will be a committee consisting of at least three individuals (who may but need not be Participants or former Participants) appointed from time to time by the Compensation Committee and subject to removal by the Compensation Committee at any time, with or without cause.

     The committee appointed to serve as Administrator will act by vote of a majority of all its members. If at any time a majority of the individuals serving on such committee and eligible to vote are unable to agree, or if there is only one such individual, any action required of the committee will be taken by the Compensation Committee and its decision will be final. An individual serving on such committee who is a Participant or former Participant may not vote or act on any matter relating solely to himself or herself. Members of the Administrator shall serve without remuneration (other than reimbursement for reasonable expenses) except as may otherwise from time to time be agreed upon by the Company and the Administrator consistent with ERISA.

     7.2. POWERS AND DISCRETIONARY AUTHORITY. The Administrator will have full power and discretion to administer the Plan in all of its details and to determine all matters relating thereto, subject, however, to the requirements of ERISA. The Administrator's determinations shall be final and binding on all Employees, former Employees, Participants, former Participants, and Beneficiaries. More particularly, but not in limitation of the foregoing, the Administrator shall have the following discretionary authority:

          (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

          (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all Employees, former Employees, Participants, former Participants, and Beneficiaries;

          (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan in accordance with Article 2;

          (d) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

          (e) To authorize the payment of benefits;

          (f) To grant loans to Participants in accordance with Section 8.3 herein;

          (g) To appoint such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan; and

          (h) By written instrument, to allocate and delegate fiduciary responsibilities in accordance with ERISA section 405.

     7.3. EXAMINATION OF RECORDS. The Administrator will make available to each Participant or former Participant such of its records as pertain to him or her, for examination at reasonable times during normal business hours.

     7.4. NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     7.5. RELIANCE ON TABLES, ETC. In administering the Plan, the Administrator will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any actuary, accountant, trustee, counsel or other expert who is employed or engaged by the Administrator.

     7.6. NAMED FIDUCIARY. The Administrator will be a "named fiduciary" for purposes of ERISA section 402(a)(1) with authority to control and manage the operation and administration of the Plan, except that the Administrator will have no authority over the investment of the assets of the Trust.

     7.7. EXPENSES OF PLAN. All reasonable expenses incurred in administering the Plan and the Trust shall be paid from the Trust unless the Administrator directs that they be paid by a Participating Employer. The Administrator will determine what constitutes a reasonable expense of administering the Plan, which determination in good faith will be final and conclusive on all persons having any interest in the Plan.

     7.8. CLAIMS AND REVIEW PROCEDURES. The Administrator shall adopt and communicate procedures for the filing and review of claims in accordance with ERISA section 503.

     7.9. SELF-CORRECTION PROGRAM PROCEDURES. The Administrator shall adopt procedures to facilitate the Plan's compliance with Code section 401(a) and related provisions in accordance with the Self-Correction Program of the Internal Revenue Service.

     7.10. INDEMNIFICATION OF ADMINISTRATOR. The Company agrees to indemnify and to defend to the fullest extent permitted by law an Employee or former Employee serving or formerly serving as the Administrator or as a member of a committee appointed to serve as Administrator against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission was in good faith.

Article 8. WITHDRAWALS; HARDSHIP DISTRIBUTIONS; LOANS.

     8.1. WITHDRAWAL OF EMPLOYEE AFTER-TAX CONTRIBUTIONS. Any Participant or former Participant may at any time withdraw from his or her share of the Trust Fund a sum not in excess of the value at the date of withdrawal of his or her Employee After-Tax Contribution Account (reduced by the amount of prior withdrawals); PROVIDED, that the minimum amount which may be withdrawn under this Section shall be $500 or the total value of the Employee After-Tax Contribution Account, whichever is less. The amount of any such withdrawal shall be paid to the Participant as soon as reasonably practicable following valuation of the Accounts after the notice of the withdrawal is given to the Trustee.

     8.2. HARDSHIP WITHDRAWALS.

          (a) IMMEDIATE AND HEAVY FINANCIAL NEED. A Participant or former Participant may make a withdrawal from his or her vested Accounts (excluding (i) the portion of his or her Pre-Tax Contribution Account which is attributable to earnings credited after December 31, 1988, (ii) any amounts treated as Pre-Tax Contributions by reason of having been designated as a "qualified nonelective contribution" or "qualified matching contribution" (SEE Appendix I), and (iii) the value of any promissory note allocated to a Participant's Account with respect to a loan made from the
     Plan) in the event of an immediate and heavy financial need arising from:

               (1) expenses for medical care described in Code section 213(d) previously incurred by the Participant or former Participant, his or her spouse or any of his or her dependents (as defined in Code section
          152) or necessary for these persons to obtain such medical care;

               (2) costs directly related to the purchase of a principal residence of the Participant or former Participant (excluding mortgage payments);

               (3) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or former Participant, his or her spouse, children or dependents (as defined in Code section 152); or

               (4) payments necessary to prevent the eviction of the Participant or former Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.

     The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need.

          (b) DISTRIBUTION OF AMOUNT NECESSARY TO MEET NEED. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to a Participant or former Participant and that the Participant or former Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by any Affiliated Employer, the Administrator shall direct the Trustee to pay to the Participant or former Participant the amount necessary to meet the need created by the hardship (but not in excess of the amount available for such a distribution as determined under Section 8.2(a) above). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

          (c) EFFECT OF HARDSHIP WITHDRAWAL. If a Participant receives a hardship distribution under this Section 8.2, then Pre-Tax Contributions, Employee After-Tax Contributions and other cash-or-deferred or employee contributions by or for the benefit of the Participant under the Plan or any other plan of the Employer (including stock option plans and any other plan set forth in Treas. Regs. Section 1.401(k)-1(d)(2)(iv)(B)(4)), whether or not tax qualified, shall be suspended until the end of the 6-month period beginning with the date of the withdrawal (or, for a Participant who receives a hardship distribution during the 2001 Plan Year, until January 1, 2002, if later). The limitations of Appendix I, Section 1.3 as applied to Pre-Tax Contributions (together with elective deferrals under other plans, if any, of the Employer) made after any such hardship distribution shall be subject to adjustment to the extent, if any, required by applicable regulations.

     8.3. LOANS.

          (a) IN GENERAL. Upon the request of a Participant in a form approved or prescribed by the Administrator, and subject to the conditions of this
     Section 8.3, the Administrator shall direct the Trustee to make a loan from the Trust to such Participant. Former Participants and Beneficiaries of Participants or former Participants shall not be eligible to obtain loans under this Article, except to the extent required by applicable regulations issued by the Department of Labor or as otherwise provided at Section 8.3(k) below; but a loan which is outstanding at the time a borrower ceases to be a Participant shall not, solely for that reason, be accelerated or otherwise become immediately due and payable. Except as otherwise determined by the Administrator, no person may have more than two loans outstanding from the Plan at one time.

          (b) RULES AND PROCEDURES. The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor's Regulation Section 2550.408b-1(d).

          (c) MAXIMUM AMOUNT OF LOAN. The following limitations shall apply in determining the amount of any loan to a Participant hereunder:

               (1) The amount of the loan, together with all loans (if any) outstanding under other qualified retirement plans of the Affiliated Employers, shall not exceed $50,000 reduced by the excess of (1) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (2) the Participant's outstanding loan balance from such plans immediately prior to the loan.

               (2) The amount of the loan shall not exceed fifty percent (50%) of the sum of (i) the Participant's Employee After-Tax Contribution Account, Pre-Tax Contribution Account, Matching Contribution Account and Rollover Account and Transfer Account where relevant, and (ii) the vested portion of the Participant's Discretionary Employer Contribution Account, in each case determined as of the date the loan is made or, in the case of any Account or fund that cannot be valued as of that date, as of the most recent valuation date.

          (d) MINIMUM AMOUNT OF LOAN. The minimum amount of any single loan under this Plan shall be $1000.

          (e) NOTE; SECURITY; INTEREST. Each loan shall be evidenced by a note signed by the Participant and shall be secured by not more than fifty percent (50%) of the Participant's nonforfeitable interest in his or her share of the Trust Fund, including in such security the note evidencing the loan. The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances. The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

          (f) REPAYMENT. Each loan made to a Participant who is on the payroll of a Participating Employer shall be repayable by payroll deduction. Loans made to other Participants (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. In each case payments shall be made not less frequently than quarterly (or such shorter period as the Administrator may determine), over a specified term (as determined by the Administrator) not to exceed five years, with substantially level amortization (as that term is used in Code section 72(p)(2)(C)).

          (g) REPAYMENT UPON DISTRIBUTION. If, at the time benefits are distributed to a Participant, former Participant or Beneficiary under Articles 9, 10 or 11, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. The unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's or former Participant's Account, subject to the default provisions below, before any distribution of benefits is made.

          (h) DEFAULT. In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Section 8.3, if the default continues for more than fourteen (14) days after written notice of the default by the Trustee or Administrator, the unpaid principal balance of the note shall immediately become due and payable in full. The unpaid principal, together with any accrued but unpaid interest, shall be deducted from the Participant's or former Participant's Account and treated as distributed to the Participant or former Participant and applied by the Participant or former Participant as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. However, the Administrator shall not apply the Participant's or former Participant's Account to satisfy the repayment obligation to the extent such application would constitute a distribution inconsistent with the Plan's continued tax qualification.

          (i) NOTE AS TRUST ASSET. The note evidencing a loan to a Participant under this Article shall be an asset of the Trust which is allocated to the Accounts of such Participant in the order hereinafter determined. Payments of principal and interest on the note shall be credited to the Accounts of the Participant in proportion to the portions of the note balance allocated to each such Account. For purposes of the first sentence of this Section 8.3(i), any note shall be allocated first to a Participant's Discretionary Employer Contribution Account (to the extent of the vested balance of such Account determined as of the date the loan is made), with any balance allocated to the Participant's Matching Contribution Account, Rollover Account, Employee After-Tax Contribution Account, Transfer Account and Pre-Tax Contribution Account, in that order.

          (j) NONDISCRIMINATION. Loans shall be made available under this
     Section 8.3 to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness.

          (k) EMPLOYEES NO LONGER ACTIVELY PARTICIPATING IN PLAN. For the avoidance of doubt, former Participants who are still employed by an Affiliated Employer shall be eligible to obtain loans under this Section 8.3, subject to the rules set forth above. In the case of a loan to an individual described in the preceding sentence, the Administrator may make such arrangements as it deems advisable to provide for timely payment of amounts due on the loan.

Article 9. RETIREMENT BENEFITS.

     9.1. NORMAL RETIREMENT. Upon attainment of age sixty-five (65) while an Employee, each Participant will have a fully vested and nonforfeitable interest in his or her share of the Trust Fund. Upon retirement on or after age sixty-five (65), the Participant's share of the Trust Fund, including any amounts attributable to contributions for the Plan Year in which he or she retires, will be distributed to him or her in accordance with Article 12.

     9.2. DISABILITY RETIREMENT. If a Participant becomes disabled prior to attainment of age sixty-five (65) and if the disability is such that the Participant can no longer continue in the service of a Participating Employer, as determined by his or her Participating Employer under rules of uniform application, and if his or her employment with the Participating Employer is terminated (a "disability retirement"), the Participant will have a fully vested and nonforfeitable interest in his or her share of the Trust Fund. In such event, his or her share of the Trust Fund, including any amounts attributable to contributions for the Plan Year in which his or her employment terminates, will be distributed to him or her in accordance with Article 12.

Article 10. DEATH BENEFITS.

     10.1. DISTRIBUTION OF BENEFITS UPON DEATH. If a Participant or former Participant dies before the distribution of his or her share of the Trust Fund has commenced or before such distribution has been completed, his or her designated Beneficiary will have a fully vested and nonforfeitable interest in the decedent's share of the Trust Fund and will be entitled to receive, in accordance with Article 12, the amount or remaining amount of the decedent's share of the Trust Fund, including any amounts attributable to contributions for the Plan Year in which death occurred.

     10.2. DESIGNATION OF BENEFICIARY. A Participant may designate a Beneficiary or change a prior designation of a Beneficiary by giving notice to the Administrator in a form approved by the Administrator; PROVIDED, that if a Participant was married at time of death, he or she shall be deemed to have designated his or her surviving spouse as his or her sole Beneficiary unless:

          (a) his surviving spouse, witnessed by a Plan representative or notary public, on a written form approved by the Administrator consented to and acknowledged the effect of the decedent's designation of the specific non-spouse Beneficiary or Beneficiaries (including any class of Beneficiaries or any contingent Beneficiaries) designated by the decedent; or

          (b) it is established to the satisfaction of the Administrator that the consent required under (a) above cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe.

Any consent by a spouse described above, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

     If a Participant dies without specifically designating a Beneficiary, his or her Beneficiary shall be deemed to be his or her surviving spouse or, if none, his or her issue PER STIRPES. If any of such issue is a minor, the Trustee may deposit the minor's share in a savings account to his or her credit in a savings bank or other financial institution. If there is no surviving issue, then the amount may be paid to the Participant's executor or administrator.

Article 11. BENEFITS FOLLOWING SEVERANCE FROM EMPLOYMENT FOR A REASON OTHER THAN
            DEATH.

     11.1. SEVERANCE FROM EMPLOYMENT. Benefits under this Article 11 shall be payable on account of a Participant's or former Participant's "severance from employment" within the meaning of Code section 401(k)(2)(B)(i)(I).

     11.2. TERMINATION BENEFIT. A Participant or former Participant who has separated from the service of the Company and its Affiliated Employers shall be entitled under this Section 11.2 to a benefit equal to the value of (a) his or her Employee After-Tax Contribution Account, Pre-Tax Contribution Account, Matching Contribution Account, Rollover Account (if any), Transfer Account (if any), plus (b) that portion (if any) of his or her Employer Discretionary Contribution Account attributable to "qualified nonelective contributions" (SEE Appendix I) or "cash election" contributions under the Prior Plan or the earnings thereon, plus (c) the applicable percentage of the value of the remaining portion of his or her Employer Discretionary Contribution Account, determined on the basis of the Participant's or former Participant's completed years of Service as follows:

              COMPLETED YEARS OF SERVICE          APPLICABLE PERCENTAGE
              --------------------------          ---------------------
                    less than one                          0%
                one but less than two                      50%
                     two or more                          100%

The benefit determined under this Section 11.2 shall be distributed in accordance with Article 12.

     11.3. ELECTION OF FORMER VESTING SCHEDULE. If the Plan is amended at any time after the Effective Date and if such amendment directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's rights to his or her share of the Trust Fund, each Participant who has completed three (3) years of Service as of the end of the election period described below and whose nonforfeitable percentage any time after the amendment could be less than such percentage determined without regard to the amendment, may elect, during such election period, to have the nonforfeitable percentage of his or her share of the Trust Fund determined without regard to the amendment. The election period referred to in the preceding sentence will begin on the date the amendment is adopted and will end on the latest of the following dates:

          (a) the date which is sixty (60) days after the date on which the amendment is adopted;

          (b) the date which is sixty (60) days after the date on which the amendment becomes effective; or

          (c) the date which is sixty (60) days after the date on which the Participant is issued written notice of the amendment by the Administrator.

An election under this Section 11.3 may be made only by an individual who is a Participant at the time the election is made and once made shall be irrevocable. If any Employee is a Participant on the date an amendment changing the vesting schedule hereunder is adopted or the date the amendment becomes effective, whichever is later, the Participant's nonforfeitable percentage (determined as of such date) to his or her share of the Trust Fund shall be not less than his or her percentage determined without regard to the amendment.

     11.4. FORFEITURES. In the case of a Participant who ceases to be an Employee for any reason other than death or normal or disability retirement, any portion of the Participant's Discretionary Employer Contribution Account (including any amounts credited after he or she ceases to be an Employee) not vested under Section 11.2 will be forfeited by him or her as of his or her Termination of Employment Date. After adjustment pursuant to Section 6.4, the forfeiture will be applied as provided in Section 6.3. Any Participant or former Participant who forfeits any portion of his or her Discretionary Employer Contribution Account and is later reemployed by an Employer prior to having incurred a period of severance of at least five (5) years shall have the forfeited portion reinstated to his or her Discretionary Employer Contribution Account in accordance with Section 6.3. If the amount of other forfeitures in the year of reemployment is insufficient to reinstate the Participant's Discretionary Employer Contribution Account under Section 6.3, the additional amount required for such reinstatement shall be taken from Participating Employer contributions for such year, prior to any other allocations of the contributions. For purposes of this Section 11.4, a "period of severance" is a period commencing with the later of the dates described in clauses (a) and (b) of Section 18.34 and ending on an Employee's reemployment date (as that term is used in Section 18.34), except that in the case of an absence from work by reason of any of the maternity- or paternity-related reasons described in Code
Section 411(6)(E), the date described in clause (b) of Section 18.34 shall, for purposes of determining the commencement date of any related "period of severance" under this Section, be deemed to be the second rather than the first anniversary of the Employee's absence. In the case of a Participant or former Participant who incurs a period of severance of at least five (5) years' duration, any subsequent period of Service shall be disregarded in determining the Participant's or former Participant's vested interest under Section 11.2(c) in amounts, if any, credited to his or her Discretionary Employer Contribution Account in respect of Service prior to such period of severance.

     11.5. SEPARATE ACCOUNT. This Section 11.5 applies if a distribution has been made to a Participant or former Participant at a time when he or she has a nonforfeitable right to less than one hundred (100%) percent of his or her share of the Trust Fund. Amounts credited to the Participant's Discretionary Employer Contribution Account (other than any such amounts designated as "qualified nonelective contributions" (SEE Appendix I) or attributable to a "cash election" under the Prior Plan, and earnings thereon), to the extent remaining after such a distribution, shall be maintained as a separate account for the purpose of determining the Participant's or former Participant's vested interest therein at any later time prior to forfeiture. At any relevant time the Participant's or former Participant's nonforfeitable interest in the separate account will be equal to P(AB+(RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time determined under Section 11.2(c); AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance of the separate account at the relevant time to the account balance of such account immediately after the distribution. If a former Participant suffers a forfeiture and upon later reemployment is entitled to restoration of the forfeited amount, his or her vested interest, following reemployment, in his or her Discretionary Employer Contribution Account (including any such restored amount) shall equal P(AB+(RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of any prior distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after the distribution.

Article 12. DISTRIBUTION OF BENEFITS.

     12.1. METHODS OF MAKING DISTRIBUTIONS. All distributions from the Trust shall be paid in cash. A Participant or former Participant may elect in writing, on such form as the Administrator may prescribe, to receive distribution of his or her benefits either in a single lump sum payment or in installments over a period not to exceed fifteen (15) years. If distribution is to be made in installments, the amount of each distribution must be at least equal to the value of the interest of the distributee under the Plan, determined as of the most recent valuation date, divided by the number of payments remaining to be made.

     12.2. TIMING OF DISTRIBUTIONS.

          (a) BENEFIT DOES NOT EXCEED $5,000. If the aggregate benefit to which a Participant is entitled under Articles 9 or 11 does not exceed $5,000 (or such larger amount as permitted pursuant to Code section 411(a)(11) and the regulations thereunder), the benefit shall be determined and distributed in a single payment as soon as practicable following the date of retirement or other severance from employment.

          (b) BENEFIT EXCEEDS $5,000. If the aggregate benefit to which a Participant is entitled exceeds $5,000 (or such larger amount as permitted pursuant to Code section 411(a)(11) and the regulations thereunder) and the Participant's retirement or severance from employment occurs prior to the Participant's attainment of age 70 1/2 distribution shall be deferred until the date on which he or she attains age 70 1/2 unless he or she consents to an earlier distribution. A former Participant whose distribution is deferred under this Section 12.2 shall continue to have the right to invest and reinvest his or her Accounts in accordance with Article 5 and the procedures established thereunder.

A Participant's Accounts will be considered to be valued in excess of $5,000 (or such larger amount as permitted pursuant to Code section 411(a)(11) and the regulations thereunder) if the value of such Accounts (including the value of the Participant's Rollover Account, if any) exceeds such amount at the time of commencement of the distribution in question. The Participant shall be given notice adequate under Code section 411(a)(11) and the regulations thereunder of his or her right to defer receipt of a benefit in excess of $5,000. Notwithstanding any other provision of the Plan to the contrary, unless the Participant or former Participant otherwise elects (E.G., under Section 12.2(b) above), payment of benefits to the Participant or former Participant shall not commence later than the sixtieth (60th) day after the latest of the following:
(i) the close of the Plan Year in which the Participant or former Participant attains age sixty-five (65); (ii) the close of the Plan Year in which occurs the tenth (l0th) anniversary of the year in which the Participant or former Participant commenced participation in the Plan; or (iii) the close of the Plan Year in which the Participant or former Participant ceases to be an Employee.

     12.3. MINIMUM REQUIRED DISTRIBUTIONS AFTER AGE 70 1/2.

          (a) Notwithstanding any other provision of the Plan to the contrary, payment of benefits to a Participant or former Participant shall commence NOT LATER THAN by April 1 (the "required beginning date") next following the later of (i) the calendar year in which the individual attains age 70 1/2, and (ii) the calendar year in which the individual retires; PROVIDED, that in the case of an individual who (A) attained age 70 1/2before January 1, 1988 and was a "five percent owner" (as defined in Code section 416(i)) at any time during the Plan Year ending within the calendar year in which such individual attained age 66 1/2or any subsequent year, or (B) attained age 70 1/2on or after January 1, 1988 and is (or was) a "five percent owner" (as so defined) with respect to the Plan Year ending in the calendar year in which such individual attained age 70 1/2, the provisions of this
     Section 12.3 (a) shall be applied without regard to clause (ii). An individual not described in (A) or (B) above who attains age 70 1/2and does not retire shall be entitled to a distribution under this Section 12.3(a) prior to retirement only to the extent, if any, required under Code section 411(d)(6), taking into account the provisions of the Plan as in effect prior to January 1, 1997 and the provisions of the Small Business Job Protection Act of 1996.

          (b) If a Participant or former Participant dies prior to attainment of his or her required beginning date, or after that date but prior to actual commencement of his or her benefit, the Participant's or former Participant's entire vested interest shall be distributed not less rapidly than (A) in full within five years following death, or (B) commencing by December 31 of the calendar year including the first anniversary of his or her death, over a period not greater than the life expectancy of the designated Beneficiary. Clause (A) of the preceding sentence shall apply in any case described in that sentence where a former Participant's benefit was being distributed in installments at the time of the Participant's death. If the Participant's designated Beneficiary is his or her surviving spouse, the commencement date described in clause (B) of the first sentence of this Section 12.3(b) need not be earlier than the date on which the Participant would have attained age 70 1/2. If a Participant or former Participant dies after attaining his or her required beginning date and after distribution of his or her benefits has commenced hereunder, but before such distribution has been completed, the remaining payments shall be distributed to his or her Beneficiary at least as rapidly as under the method of distribution under which the Participant or former Participant was receiving his or her benefits as of the date of his or her death. For purposes of this Section 12.3(b), under regulations prescribed by the Secretary of the Treasury, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse when the child reaches his or her majority, or upon such other designated event or events as may be permitted by the regulations.

The provisions of this Section 12.3 are intended to comply with Code section 401(a)(9) and shall be construed and applied in a manner consistent with that section. With respect to distribution under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements under Code section 401(a)(9) that were proposed on

January 17, 2001 notwithstanding any provisions of the Plan to the contrary. The previous sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

     12.4. CESSATION OF INTEREST IN PLAN. Upon the delivery to any Participant, former Participant or other person of a lump sum payment or the sum of all installment payments, the interest of said Participant, former Participant or other person in the Plan shall cease and terminate.

Article 13. DIRECT ROLLOVERS OF ELIGIBLE DISTRIBUTIONS.

     13.1. IN GENERAL. A distributee may elect, at the time and in the manner prescribed by the Administrator, a direct rollover of any portion of an eligible retirement distribution to an eligible retirement plan specified by the distributee; PROVIDED, that the portion, if any, of an eligible retirement distribution attributable to a Participant's After-Tax Account shall be transferred in a direct trustee-to-trustee transfer.

     13.2. DEFINITIONS. For purposes of this Section 13.2, the following definitions shall apply:

          (a) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

          (b) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more; (ii) any distribution that is required under Code section 401(a)(9); (iii) in the case of a distribution prior to January 1, 2002, the portion of such distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with regard to employer securities); (iv) any hardship distribution made prior to January 1, 2002 that is described in Code section 401(k)(2)(B)(i)(IV); or (v) any distribution made on or after January 1, 2002 upon hardship of the employee (whether or not described in Code section 401(k)(2)(B)(i)(IV)).

          (c) For distributions made prior to January 1, 2002, "eligible retirement plan" means (i) with respect to a distributee other than the Participant's surviving spouse, an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), and (ii) with respect to a distributee who is a Participant's or former Participant's surviving spouse, an individual retirement account or individual retirement annuity. For distributions made on or after January 1, 2002, "eligible retirement plan" means (in the case of any distributee) an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), a qualified trust described in Code section 401(a), an annuity contract described in Code section 403(b), and an eligible plan under Code section 457(b) which is maintained by an employer described in Code section 457(e)(1)(A) and which agrees to separately account for amounts transferred into such plan from this Plan; PROVIDED, that with respect to the portion of any eligible rollover distribution attributable to a Participant's After-Tax Account, if any, "eligible retirement plan" means (in the case of any distributee) a qualified trust which is part of a plan which is a defined contribution plan and which agrees to separately account for amounts transferred into such plan, an individual retirement account described in Code section 408(a), or an individual retirement annuity described in Code section 408(b).

          (d) A "distributee" includes an Employee or former Employee. In addition, the Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse, who is an alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or former spouse.

     13.3. NOTICE REQUIREMENT. The Administrator shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequences of not making the election. Such notice shall be given no earlier than ninety (90) days and no later than thirty (30) days before the date of distribution. The distributee, in his or her sole discretion, may waive, in writing, the right to thirty (30) days' notice.

Article 14. SPECIAL TOP HEAVY PROVISIONS.

     In the event that the Plan is "top heavy" (within the meaning of Code section 416) for any Plan Year, the provisions contained in Appendix II to this Plan shall apply notwithstanding any provision of the Plan to the contrary.

Article 15. AMENDMENT.

     The Company reserves the right at any time or times to amend the provisions of this Agreement to any extent and in any manner that it may deem advisable by delivery to the Trustee of a written instrument duly authorized by the Compensation Committee making such amendment, such amendment to take effect retroactively if such instrument so provides. Upon delivery of such instrument to the Trustee, this Agreement shall be deemed to have been amended in the manner set forth therein, and all Participants and former Participants and all other persons claiming any interest hereunder shall be bound thereby; PROVIDED, that no amendment:

          (a) shall cause or permit any property held subject to the terms of this Trust to be diverted to purposes other than for the exclusive benefit of the Participants and former Participants and their Beneficiaries, unless such amendment is required or permitted by law, governmental regulations or rulings;

          (b) shall increase the duties or liabilities of the Trustee or the Administrator without their written consent;

          (c) shall reduce the obligation, if any, of the Participating Employers to make a contribution hereunder with respect to a particular Plan Year unless such amendment is made on or before the last day of said Plan Year; nor

          (d) shall decrease any Participant's accrued benefit (including any elimination or reduction of an early retirement benefit or a retirement-type subsidy, or elimination of an optional form of benefit), except as permitted under Code section 411(d)(6) and regulations thereunder.

Article 16. DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION OF PLAN.

     16.1. TERMINATION OF PLAN BY COMPANY. The Company has established the Plan with the bona fide intention and expectation that contributions will continue indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to maintain the Plan for any given length of time and may in its sole and absolute discretion terminate the Plan at any time without any liability whatsoever for such discontinuance or termination.

     16.2. EVENTS RESULTING IN TERMINATION OF PLAN. The Plan shall terminate upon the happening of any of the following events:

          (a) Delivery to the Trustee of a notice of termination executed on behalf of the Company by authority of the Board of Directors, specifying the date as of which the Plan terminates.

          (b) Adjudication of the Company as a bankrupt, or general assignment by the Company to or for the benefit of creditors, or dissolution of the Company.

Upon termination of the Plan, each Participant's interest in his or her share of the Trust Fund shall be fully vested and nonforfeitable (subject, however, to any changes in value occurring prior to the distribution of his or her benefits) and the Trustee shall, to the extent consistent with qualification under Code sections 401(a) and 401(k), (i) forthwith liquidate the Trust Fund; (ii) cause the Trust to pay all expenses properly chargeable to the Trust; and (iii) after proportional adjustment of Accounts to reflect such expenses, losses, or profits of the Trust and reallocations to the date of liquidation, make distribution in a lump sum cash payment of each Participant's, former Participant's, and Beneficiary's remaining interest in the Plan or transfer Accounts to another tax-qualified defined contribution plan, if any, maintained by the Employer.

     16.3. TERMINATION OF PARTICIPATION AS TO ANY PARTICIPATING EMPLOYER OR GROUP OF PARTICIPANTS. The Board of Directors may terminate the participation in the Plan of any Participating Employer or any group of Employees employed in a separate business unit. In the case of any such termination that constitutes a "partial termination" under Code section 411(d)(3), each affected Participant's interest in his or her share of the Trust Fund shall be fully vested and nonforfeitable, subject, however, to any changes in value occurring prior to the distribution of his or her benefits. The Board of Directors in its discretion may, but need not, provide for accelerated vesting in the case of any such termination or discontinuance that would not constitute a "partial termination". Benefits under the Plan shall be distributed to affected Participants and former Participants only upon their retirement, death, or other severance from employment. To the extent consistent with the continued qualification of the Plan and except as otherwise determined by the Board of Directors, however, a Participant or former Participant affected by a termination under this Section
16.3 resulting in accelerated vesting may elect, in writing, that an earlier distribution be made in the form either of a single cash payment or installments over a period not to exceed three (3) years.

     16.4. PERMANENT DISCONTINUANCE OF CONTRIBUTIONS. A Participant's or former Participant's interest in his or her share of the Trust Fund shall become fully vested and nonforfeitable if his or her Participating Employer permanently discontinues contributions hereunder (irrespective of whether the Plan and Trust are terminated), effective as of the date the Participating Employer notifies the Trustee in writing of its final termination of contributions. This Section
16.4 shall not apply in the case of a temporary suspension of contributions.

     16.5. MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision will be made so that each affected Participant and former Participant would, if the transferee plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Article 17. MISCELLANEOUS.

     17.1. LIMITATION OF RIGHTS. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between a Participating Employer and any Participant, former Participant or other person. Nothing herein contained shall be deemed to give to any Participant, former Participant or other person the right to be employed by a Participating Employer or to interfere with the right of a Participating Employer to discharge any Participant or other person at any time.

     17.2. BENEFITS PROVIDED SOLELY FROM TRUST. All benefits payable under the Plan shall be paid or provided for solely from the Trust and the Employers assume no liability or responsibility therefor.

     17.3. NONALIENABILITY OF BENEFITS. Except as otherwise provided under the Plan, the interest hereunder of any Participant, former Participant or other person shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to the extent required by law.

     The provisions of the preceding paragraph of this Section 17.3 shall apply in general to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order. Notwithstanding the foregoing, if such order is a Qualified Domestic Relations Order, the provisions of the preceding paragraph of this Section 17.3 shall not apply.

     The provisions of the first paragraph of this Section 17.3 shall not apply to the judgment, order, decree or settlement agreement, any of which is entered on or after August 5, 1997, to the extent provided in Code section 401(a)(13)(C) or ERISA section 206(d)(4).

     17.4. PAYMENT UNDER QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order. The Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such Orders. To the extent required by a Qualified Domestic Relations Order, the Administrator shall cause distributions to be made from a Participant's Accounts to alternate payees named in such Order in a manner consistent with the distribution options otherwise available under the Plan.

     17.5. METHOD OF PROVIDING NOTICE. Any notice given or required to be given by the Company, the Administrator or the Trustee hereunder shall be deemed to have been validly given:

          (a) if given orally (in person, by telephone or otherwise), or delivered personally, by the party giving the notice or by his or her representative, or

          (b) to an active Employee of a Participating Employer, if given in writing and mailed through the normal intra-company mailing methods, or if mailed (postage paid) to the last known residence address of such Employee on file with the Human Resources Department of the Participating Employer, or

          (c) to a former Employee of a Participating Employer, if given in writing and mailed (postage paid) to the last known address of such employee on file with the Human Resources Department of the Participating Employer, or

          (d) in any event, if the active or former Employee of the Participating Employer becomes aware of the matter in any other manner.

Any notice given or required to be given by a Participant or former Participant shall be in writing and shall be deemed to have been validly given:

               (i) if delivered personally to the Administrator, or

               (ii) if mailed to and timely received by the Administrator, Genuity Savings Plan, 235 Presidential Way, P.O. Box 4100, Woburn, MA 01888-4100.

The provisions of this Section 17.5 shall be deemed modified, with respect to any communications to or from the Trustee, by the terms relating to such communications set forth in the Trust Agreement.

     17.6. COMPLIANCE WITH USERRA, ETC. Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u). Loan payments will be suspended under this plan as permitted under Code section 414(u)(4).

     17.7. COMPLIANCE WITH CODE SECTIONS 401(A), 401(K), ETC. The Plan is intended to be qualified under Code section 401(a), and the cash-or-deferred feature under the Plan is intended to be a qualified cash-or-deferred arrangement as defined in Code section 401(k), and, to the extent applicable, the multiple employer provisions of Code section 413(b). The Plan shall in all respects be construed and administered in accordance with the foregoing. Without limiting the foregoing, except as otherwise expressly provided under the Plan (including the Appendices), no distributions shall be made to a Participant or former Participant unless the Participant has experienced a severance from employment (as that term is used under Code section 401(k)(2)(B)(i)(I)), died or suffered a disability as described in Section 9.2; PROVIDED, that the Administrator may, in connection with the disposition to another corporation of any subsidiary or the disposition to another corporation of substantially all the assets used in any trade or business, provide for distributions to Participants or former Participants continuing service with the acquiring corporation to the extent permitted by and in accordance with the provisions of Code section 401(k)(10). A determination by the Administrator pursuant to the preceding sentence in the case of one disposition shall not affect the distributability of benefits not affected by such disposition and shall not bind the Company in other transactions.

     17.8. CERTAIN TRUSTEE-TO-TRUSTEE TRANSFERS. In connection with the transfer of employment of a Participant or former Participant from the employ of a Participating Employer to the employ of an Affiliated Employer or former Affiliated Employer that is not a Participating Employer and that maintains another plan qualified under Code section 401(a) (the "transferee plan"), the Trustee may, but shall not be obligated to, cause the Accounts of such Participant or former Participant to be transferred to the transferee plan, but only if (a) such transfer complies with Code section 414(l), and (b) the transferee plan provides the Trustee or the Administrator with evidence satisfactory to them that the transferee plan is qualified under Code section 401(a), and (c) the transfer will not result in a violation of Code section 411(d)(6) with respect to the transferred Accounts. Without limiting the generality of Section 3.7 above, in the case of a Participant who was formerly employed by an Affiliated Employer or former Affiliated Employer that maintains a profit-sharing plan qualified under Section 401(a) (the "transferor plan") and for whom an account or accounts were accrued under the transferor plan, the Trustee may, but shall not be obligated to, accept a direct trust-to-trust transfer of assets and liabilities from the transferor plan to the Trust, but only if the Trustee determines that (i) the transferor plan is qualified under Code section 401(a), and (ii) such transfer would comply with Code section 414(l). In the case of any amount transferred to the Trust pursuant to the preceding sentence, the Trustee or the Administrator shall establish such additional accounts as they deem necessary to satisfy the requirement of the Plan and the Code with respect to such transferred amounts, and to the extent such transferred amounts are subject to distribution or other provisions protected under Code section 411(d)(6) that differ from the provisions applicable generally under the Plan, the provisions applicable generally under the Plan shall be deemed to have been modified to accommodate such protections. The Trustee and the Administrator may exercise their discretion under this Section on a case by case basis or in categories of cases.

Article 18. DEFINITIONS.

     Wherever used herein, unless the context clearly indicates otherwise, the following words have the following meanings:

     18.1. ACCOUNT. "Account" means any or all of the following, as the context requires:

          (a) "Employee After-Tax Contribution Account": the account or sub-account established and maintained to reflect a Participant's Employee After-Tax Contributions under Section 3.4 or under the Prior Plan, as periodically adjusted for investment experience.

          (b) "Discretionary Employer Contribution Account": the account or sub-account established and maintained to reflect Participating Employer contributions under the Prior Plan and discretionary Participating Employer contributions under Section 3.6 of this Plan, as periodically adjusted for investment experience. In the case of a Participant for whose benefit contributions were made under the qualified cash-or-deferred feature of the Prior Plan, there shall be maintained within the Participant's Discretionary Employer Contribution Account a separate sub-account to reflect such contributions and associated investment experience.

          (c) "Pre-Tax Contribution Account": the account or sub-account established and maintained to reflect Pre-Tax Contributions made under
     Section 3.1 for the benefit of a Participant, as periodically adjusted for investment experience.

          (d) "Matching Contribution Account": the account or sub-account established and maintained to reflect Participating Employer matching contributions under Section 3.3 of the Plan.

          (e) "Rollover Account": in the case of any Eligible Employee who contributes an "eligible rollover distribution" (whether by direct transfer or otherwise) to the Plan under Section 3.5, an account or sub-account established and maintained to reflect such contribution and associated investment experience.

          (f) "Transfer Account": in the case of any Eligible Employee whose accrued benefit under another plan is transferred directly to the Plan in a nonelective trust-to-trust transfer described in Code section 414(l) and
     Section 3.7 of the Plan, an account or sub-account maintained to reflect such transferred amount and associated investment experience.

          (g) "Catch-Up Contribution Account": in the case of an Eligible Employee who contributes a catch-up contribution to the Plan under Section
     3.12 an account or sub-account established and maintained to reflect such contribution and associated investment experience.

The Trustee and the Administrator may maintain such other accounts and records as may reasonably be required to discharge their duties under the Plan.

     18.2. ADMINISTRATOR. "Administrator" means the committee appointed to administer the Plan in accordance with Article 7.

     18.3. AFFILIATED EMPLOYER. "Affiliated Employer" means (i) any corporation (other than the Company) which is a member of a controlled group of corporations (as defined in Code section 414(b)) with the Company; (ii) any trade or business (other than the Company), whether or not incorporated, which is under common control (as defined in Code section 414(c)) with the Company; (iii) any member (other than the Company) of an affiliated service group (as defined in Code section 414(m)) of which the Company is a member; and (iv) any other employer required to be aggregated with the Company under Code section 414(o). To the extent specified in writing by the Chairman or the Treasurer of the Company, the term "Affiliated Employer" shall also be deemed to include any corporation, trade or business that would be described in (i) or (ii) above if the affiliation rules referred to in Code section 414(b) and Code section 414(c) were applied by substituting "more than 50%" for "80%".

     18.4. ALLOCATION PERIOD. "Allocation Period" means for any Plan Year, the period or periods within such Plan Year with respect to which Discretionary Employer Contributions (if any) and allocations thereof will be made for such Plan Year.

     18.5. ANNUAL ADDITION. "Annual Addition" means in the case of any Participant, when used with respect to the Plan, the sum for any Plan Year of
(a) the Pre-Tax Contributions, Matching Contributions, and Discretionary Employer Contributions made by the Employer for the Participant's benefit under the Plan, and (b) the Participant's Employee After-Tax Contributions under the Plan.

     18.6. BASIC MATCHING CONTRIBUTION. "Basic Matching Contribution" means a contribution made by the applicable Participating Employers in accordance with
Section 3.3(a).

     18.7. BENEFICIARY. "Beneficiary" means the person or persons designated by a Participant or former Participant to receive benefits under the Plan upon the death of the Participant or former Participant.

     18.8. BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of the Company. The Board of Directors may designate a person or persons (including a committee or committees) to carry out any fiduciary responsibilities of the Company or of the Board under the Plan, any such designation to be made in accordance with ERISA section 405.

     18.9. CODE. "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Reference to any Code section or subsection includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     18.10. COMPANY. "Company" means Genuity Inc. and any successor to all or a major portion of its assets or business which assumes the obligations of the Company.

     18.11. COMPENSATION COMMITTEE. "Compensation Committee" means the Compensation Committee of the Board of Directors. The members of the Compensation Committee shall be appointed, and may be removed, by the Board of Directors. Wherever the Plan authorizes the Compensation Committee to act, such action may be taken either by the Compensation Committee or by the Board of Directors.

     18.12. COMPUTATION PERIOD. "Computation Period" means a period of twelve
(12) consecutive months beginning with the Employee's Employment Commencement Date and each anniversary thereof.

     18.13. CREDITED COMPENSATION. "Credited Compensation" means the regular base compensation received by an Eligible Employee while he or she is a Participant, modified as provided at (a) and (b) below. Any amount that would qualify as Credited Compensation but for the Participant's agreement to forego receipt of such amount pursuant to a salary reduction agreement, a cafeteria plan (within the meaning of Code section 125), or a qualified transportation fringe benefit program (within the meaning of Code section 132(f)) shall be treated as Credited Compensation for purposes of the Plan. In no event shall Credited Compensation in excess of the limitation determined under Code section 401(a)(17) ($170,000 for 2001 and $200,000 for Plan Years beginning on or after January 1, 2002) be taken into account under the Plan, and Eligible Employees with Credited Compensation in excess of such limit shall have their Credited Compensation limited on a per pay period basis to comply with such limit.

          (a) Credited Compensation shall include sales commissions, sales bonuses, foreign service premiums, lump sum merit increases, temporary job reclassification pay adjustments that are paid to the Participant for a period of at least ninety (90) consecutive days, and payments made under other short-term incentive programs that are specifically included by the Administrator from time to time.

          (b) Credited Compensation shall not include (except to the extent expressly included pursuant to (a) above) any commissions, Executive Incentive Plan payments, other management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to stock option plans or other stock purchase plans, bonuses, overtime, shift or other premiums, supplemental vacation benefits, moving expense reimbursements, or any other special fees or allowance paid to an Employee during a Plan Year.

     18.14. DISCRETIONARY EMPLOYER CONTRIBUTION. "Discretionary Employer Contribution" means a discretionary contribution by a Participating Employer under Section 3.6.

     18.15. EFFECTIVE DATE. "Effective Date" means the date or dates referred to in Section 1.2.

     18.16. ELIGIBLE EMPLOYEE. "Eligible Employee" means any individual (including an officer or employee director of a Participating Employer) who is employed by a Participating Employer, other than (i) a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)), or (ii) a leased employee (within the meaning of Code section 414(n)(2)). For the avoidance of doubt, (A) no individual shall be treated as an Eligible Employee during any period in which he or she is treated as an independent contractor for payroll purposes by the Employer, regardless of any later recharacterization of such individual's employment status, and (B) in determining whether an individual is a "leased employee", the determination of the Administrator shall be binding for all purposes of the Plan notwithstanding any later recharacterization or redetermination of such individual's status.

     18.17. EMPLOYEE. "Employee" means any individual employed by the Employer, including leased employees (within the meaning of Code section 414(n)(2)) to the extent required under the Code and applicable regulations. Eligible Employees with Credited Compensation in excess of the Code section 401(a)(17) limit shall have their Credited Compensation limited on a per pay period basis to comply with such limit for Plan purposes.

     18.18. EMPLOYEE AFTER-TAX CONTRIBUTION. "Employee After-Tax Contribution" means a contribution by a Participant under Section 3.4.

     18.19. EMPLOYER. "Employer" means the Company and all Affiliated Employers.

     18.20. EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

     18.21. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     18.22. HOURS OF SERVICE. "Hours of Service" means with respect to any Employee, each hour for which the Employee is paid or entitled to payment from the Employer.

     18.23. INVESTMENT COMMITTEE. "Investment Committee" means the committee established by the Company in accordance with Article 5.

     18.24. INVESTMENT FUND. "Investment Fund" means any of the funds established or designated from time to time by the Investment Committee to serve as permissible investment vehicles for contributions made by or for the benefit of a Participant, including any such fund maintained under the Prior Plan for participants thereunder and continued under the Plan. Funds may consist in whole or in part of investments in shares of a regulated investment company or such other investments as the Investment Committee, in its sole discretion, deem appropriate. Loans to Participants (made in accordance with Article 11) hereof shall be permissible investment of each Investment Fund. The Investment Committee may terminate an Investment Fund as to existing or future investments or both and may designate new or different Investment Funds at any time. Matching Contributions made in shares of common stock of Genuity Inc.

shall be held in the Trust in a fund consisting of such stock (plus, if the Investment Committee so determines, cash or short-term liquid investments such as money-market fund shares). Any such fund may be accounted for on a share basis or a unitized basis, as the Administrator determines.

     18.25. MATCHING CONTRIBUTIONS. "Matching Contributions" means Basic Matching Contributions and Supplemental Matching Contributions made by the Participating Employers on account of Pre-Tax and After-Tax Contributions in accordance with Sections 3.3(a) and (b).

     18.26. PARTICIPANT. "Participant" means any Eligible Employee who participates in the Plan in accordance with Article 2 hereof. A Participant who has ceased to be eligible to make or share in contributions under the Plan, but who continues to have an accrued benefit under the Plan, shall be referred to as a "former Participant".

     18.27. PARTICIPATING EMPLOYER. "Participating Employer" means (i) the Company and (ii) any Affiliated Employer which has adopted the Plan with the approval of the Company.

     18.28. PLAN. "Plan" means the Genuity Savings Plan as set forth in this Agreement, and as amended from time to time.

     18.29. PLAN YEAR. "Plan Year" means the calendar year.

     18.30. PRE-TAX CONTRIBUTION. "Pre-Tax Contribution" means a contribution made to the Plan for the benefit of a Participant pursuant to a salary reduction agreement described in Sections 3.1 and 3.2.

     18.31. PRIOR PLAN. "Prior Plan" means the Plan as amended and in effect from time to time prior to the Effective Date of this restatement.

     18.32. QUALIFIED DOMESTIC RELATIONS ORDER OR QDRO. "Qualified Domestic Relations Order or QDRO" means any judgment, decree or order (including approval of a property settlement agreement) which:

          (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant or former Participant;

          (b) is made pursuant to a State domestic relations law (including a community property law); and

          (c) constitutes a "qualified domestic relations order" within the meaning of Code section 414(p) and ERISA section 206(d)(3)(B).

A domestic relations order will not fail to qualify as a QDRO merely because it calls for distributions at a time when the Participant would not himself or herself be eligible for a distribution, including any such time prior to the Participant's "earliest retirement age" as that term is defined in Code section 414(p)(4)(B).

     18.33. ROLLOVER CONTRIBUTION. "Rollover Contribution" means a contribution made by a Participant which satisfies the requirements for rollover contributions set forth in the Plan.

     18.34. SERVICE. "Service" means in the case of any Employee, the period of time, expressed in years and fractions of years measured in days, that begins with the Employee's employment date or reemployment date and ends on the earlier of (a) the date the Employee quits, retires, is discharged or dies, or (b) the first anniversary of the Employee's absence from service for any other reason. If the reemployment date of an Employee who is absent from service (for any reason, including by reason of a quit, retirement or discharge) falls within twelve (12) months after the commencement of such absence, the intervening period of absence shall be treated as a period of Service. If an Employee's reemployment date occurs more than twelve (12) months after the commencement of the absence, the period commencing with the reemployment date shall be treated as a new period of Service under the rules described above and shall be aggregated with any prior periods of Service. For purposes of this Section 18.34, "employment date" means the date on which an Employee first has an Hour of Service, "reemployment date" means the date on which an Employee has an Hour of Service after the commencement of an absence, and the terms "service", "absence from service", "quit", "retirement", "discharge" and related terms shall all be applied by reference to employment for the Employer; PROVIDED, that the Compensation Committee may provide by appropriate action, in such cases and subject to such exceptions and rules as it may determine, that service for a corporation, trade or business prior to its becoming an Affiliated Employer shall also be treated as Service.

     18.35. STOCK. "Stock" means common stock of the Company. Stock may be acquired by the Trustee for investment in the Trust Fund either by open market purchases or in negotiated transactions, including purchases from the Company.

     18.36. SUPPLEMENTAL MATCHING CONTRIBUTION. "Supplemental Matching Contribution" means a contribution made by a Participating Employer in accordance with Section 3.3(b).

     18.37. TERMINATION OF EMPLOYMENT DATE. "Termination of Employment Date" means the day on which a Participant ceases to be an Employee, as determined by the Company and regardless of any later recharacterization of such Participant's employment status.

     18.38. TRUST. "Trust" means the Trust established and maintained in connection with the Plan, as amended and in effect from time to time.

     18.39. TRUST FUND. "Trust Fund" means the property held in trust by the Trustee for the account of Participants, former Participants and their Beneficiaries.

     18.40. TRUSTEE. "Trustee" means the person or persons, including any institution, that is appointed to act as Trustee hereunder.

     Whenever used herein, a pronoun or adjective in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.

     IN WITNESS WHEREOF, Genuity Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 10th day of June, 2002.



                                               GENUITY INC.


                                               By:      /s/  Susan H. Bowman
                                                        --------------------

APPENDIX I -- SPECIAL RULES RELATING TO SECTION 401(k) AND SECTION 401(m)
              TESTING

     I.1. IN GENERAL. Under the Code and applicable regulations, Pre-Tax Contributions are required to satisfy certain nondiscrimination requirements and are subject to special dollar limits. Employee After-Tax Contributions and Matching Contributions are subject to nondiscrimination limits that are similar to, and must be coordinated with, the nondiscrimination limits applicable to Pre-Tax Contributions. The provisions of this Appendix I set forth the detailed provisions that must be applied to satisfy these requirements and limits. These provisions are to be construed in a manner consistent with the related provisions of the Code and applicable regulations. To the extent any Participating Employers to which this Appendix applies are Affiliated Employers solely by reason of the last sentence of Section 18.3, the provisions of this Appendix shall, to the extent required by the Code and applicable regulations, be applied separately with respect to each such Participating Employer.

     I.2. CERTAIN DEFINITIONS. Terms used in this Appendix which are defined in
Article 18 of the Plan have the meaning given them in Article 18. The following additional defined terms have the meanings set forth below:

          (a) "Compensation": except as otherwise specified, an individual's "compensation" as defined in Code section 414(s) and the regulations thereunder. The Administrator may elect to satisfy the nondiscrimination requirements set forth in Section I.4 and Section I.5 below using any definition of Compensation acceptable under Code section 414(s) and the regulations thereunder, but for any Plan Year the same definition must be used for all purposes under Section I.4 and Section I.5. Solely for purposes of Section I.2(b) below (the definition of "Highly Compensated Employee"), the term Compensation means "compensation" as defined in Treas. Regs. Sections 1.415-2(d)(2) and (3) but without regard to reductions attributable to Pre-Tax Contributions, elective deferrals (as defined in Code section 402(g)(3)) under any other plan of the Employers, or salary-reduction contributions under any Code section 125 cafeteria plan or Code section 132(f) qualified transportation fringe benefit program of the Employers.

          (b) "Highly Compensated Employee": an Employee who:

               (1) is or was a five percent (5%) owner (as defined in Code section 416(i)(1)) during the Plan Year for which a determination is being made or the immediately preceding Plan Year; or

               (2) had Compensation from the employer in excess of $80,000 (indexed in accordance with Code section 414(q)) during the Plan Year immediately preceding the Plan Year for which a determination is being made.

          (c) "Qualified Nonelective Contribution" or "QNEC": a Discretionary Employer Contribution which the Administrator elects to have treated as a "qualified nonelective contribution" within the meaning of Code section 401(m)(4)(C). Under specified circumstances described in Treas. Regs.
     Section 1.401(k)-1(b)(5) and Treas. Regs. Section 1.401(m)-1(b)(5),
     a QNEC may be treated as a Pre-Tax Contribution or as a Matching Contribution for purposes of satisfying the nondiscrimination rules set forth in I.4 and I.5 below. Except as expressly authorized in regulations or other guidance under Code section 401(k) or Code section 401(m), the same QNEC may not be used to satisfy both the ADP tests set forth in I.4 below and the ACP tests set forth in I.5 below.

          (d) "Qualified Matching Contribution" or "QMAC": A Matching Contribution which the Administrator elects to use in satisfying the ADP tests of I.4. below. A QMAC shall not also be counted as a Matching Contribution for purposes of the ACP tests set forth in I.5 below.

     I.3. DOLLAR LIMIT ON PRE-TAX CONTRIBUTIONS.

          (a) The maximum amount of Pre-Tax Contributions for the benefit of any Participant for any calendar year, when added to the elective deferrals (as defined in Code section 402(g)(3)), if any, made for his or her benefit under any other plan of the Employer, shall in no event exceed $10,500 (for
     2001) or such higher amount as the Secretary of the Treasury may determine under Code section 402(g)(5) (E.G., $11,000 for 2002).

          (b) If elective deferrals (as defined in Code section 402(g)(3)) have been made for a Participant's benefit for a calendar year in excess of the limit described in (a) above, the amount of such excess (the "excess deferral") shall be treated as follows: (i) to the extent the excess deferral is attributable to a failure to satisfy the limitations of (a) above (pertaining to the Plan and other plans, if any, maintained by the Employer), the Administrator shall cause the excess deferral to be distributed to the Participant not later than April 15 following the calendar year in which the excess deferral was made; and (ii) to the extent the excess deferral is attributable to elective deferrals under a plan or program maintained by an entity that is not an Employer, if the Participant so requests by March 1 following the calendar year in which the excess deferral occurs, certifying in such request that he or she cannot obtain a distribution sufficient to correct the excess deferral from the other plan or program, the Administrator shall make every reasonable effort to cause such excess deferral to be corrected by distribution of an amount (not in excess of the Participant's Pre-Tax Deferrals for such calendar year plus income as hereinafter determined) from the Plan, which distribution shall be made, if at all, not later than April 15 following the calendar year in which the excess deferral occurred. The amount so distributed under (i) or
     (ii) above shall take into account income allocable to the excess deferral (determined based on an allocable portion of the income attributable to the Participant's Pre-Tax Contribution Account), excluding, however, income earned following the end of the taxable year in which the deferral occurs, and shall be reduced by excess contributions (SEE below) that were previously distributed to him or her. No excess deferral may be distributed during the calendar year in which it was made, unless the distribution is made after the deferral has occurred and both the Participant and the Administrator have identified it as an excess deferral.

I.4. ADP TESTS, ETC.

          (a) IN GENERAL. Pre-Tax Contributions, including for purposes of this
     Section I.4 both QNECs treated as Pre-Tax Contributions for purposes of satisfying the nondiscrimination rules of Code section 401(a)(3) and QMACs, are subject to the limits of Code section 401(k)(3) as more fully described below.

          (b) ACTUAL DEFERRAL RATIOS. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Pre-Tax Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pre-Tax Contributions made for the benefit of the Participant for the Plan Year, to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio:

                           (1) Pre-Tax Contributions will be taken into account
                  only if each of the following requirements are satisfied:

                                    (i) the Pre-Tax Contribution is allocated to
                           the Participant's Pre-Tax Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                                    (ii) the Pre-Tax Contribution relates to
                           Credited Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan or is attributable to services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

                  To the extent Pre-Tax Contributions which meet the requirements of (i) and (ii) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

                           (2) in the case of a Participant who is a Highly
                  Compensated Employee for the Plan Year and is eligible to have elective deferrals (or QNEC or QMAC contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by an Affiliated Employer, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as QNEC or QMAC) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

                           (3) the applicable period for determining
                  Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; PROVIDED, that to the extent permitted under regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

                           (4) in the event that the Plan satisfies the
                  requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same plan year satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the actual deferral ratios as if all such plans were a single plan; and

                           (5) Pre-Tax Contributions which are made for the
                  benefit of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Treas. Regs. Section 1.401(m)-1(b)(5).

                  (c) ACTUAL DEFERRAL PERCENTAGES. The actual deferral ratios for all Highly Compensated Employees who are eligible for Pre-Tax Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Pre-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

                           (1) the actual deferral percentage for the highly
                  compensated group for the Plan Year does not exceed 125% of the actual deferral percentage for the nonhighly compensated group for the Plan Year; or

                           (2) the excess of the actual deferral percentage for
                  the highly compensated group for the Plan Year over the actual deferral percentage for the nonhighly compensated group for the Plan Year does not exceed two percentage points, and the actual deferral percentage for the highly compensated group for the Plan Year does not exceed twice the actual deferral percentage of the nonhighly compensated group for the Plan Year.

         Notwithstanding the preceding, in satisfying the above tests, the Administrator may elect in accordance with Code section 401(k)(3), applicable regulations and Internal Revenue Service guidance, to use the actual deferral percentage for the nonhighly compensated group for the immediately preceding Plan Year for the nonhighly compensated group existing during such immediately preceding Plan Year, or such other method of applying the nondiscrimination rules as may be permitted by the Code or regulations issued thereunder.

                  (d) ADJUSTMENTS BY ADMINISTRATOR. If, prior to the time all Pre-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Pre-Tax Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Pre-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pre-Tax Contribution elections to the extent the Administrator deems appropriate. Any Pre-Tax Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

                  (e) EXCESS CONTRIBUTIONS. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under (f) and not the amount to be distributed to any individual): first, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code section 401(k)(3) limits or (ii) cause such employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and then this process will be repeated until the Plan satisfies the Code section 401(k)(3) limits.

                  (f) DISTRIBUTION OF EXCESS CONTRIBUTIONS. The aggregate amount of reductions determined under (e) above shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of Pre-Tax Contributions, pro rata, in an amount equal to the lesser of
         (i) the total amount of excess contributions for the Plan determined under paragraph (e) above or (ii) the amount necessary to cause the amount of such Employees' Pre-Tax Contributions, reduced by distributions under this paragraph (f), to equal the amount of the Pre-Tax Contributions of the Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions. This process is repeated until the aggregate amount distributed under this paragraph
         (f) equals the amount of excess contributions determined under paragraph (e) above. Income on excess contributions shall be distributed in accordance with applicable Regulations. Any distributions made to a Highly Compensated Employee pursuant to this subsection (f) shall be made first from the unmatched portion of his or her Pre-Tax Contributions, and second, to the extent that the aggregate amount of distributions to be made to a Highly Compensated Employee exceeds his or her unmatched Pre-Tax Contributions, from the matched portion of his or her Pre-Tax Contribution Account.

                  (g) SPECIAL RULES. For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

                  (h) RECORDKEEPING REQUIREMENT. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits, including the extent to which QNECs and QMACs are taken into account in determining the actual deferral ratios.

                  (i) EFFECT ON MATCHING CONTRIBUTIONS. A Participant's Pre-Tax Contributions which are returned as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Pre-Tax Contributions at the time the Pre-Tax Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Pre-Tax Contributions are returned or recharacterized.

                  (j) EXCISE TAX WHERE FAILURE TO CORRECT. If the excess contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a ten percent (10%) excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. QNECs and QMACs properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2 month period.

         I.5. ACP TESTS, ETC.

                  (a) IN GENERAL. Matching Contributions and Employee After-Tax Contributions are subject to the limits of Code section 401(m), as more fully described below. When used in this Section I.5, the term "Matching Contribution" shall be deemed (i) to include any QNEC which is used to satisfy the ADP tests described in this Section and, to the extent consistent with Treas. Regs. Section 1.401(m)-1(b)(5), any Pre-Tax Contributions not taken into account in applying the ADP tests described in Section I.4 above; and (ii) to exclude any QMAC.

                  (b) ACTUAL CONTRIBUTION RATIOS. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions and/or Employee After-Tax Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Matching Contributions and Employee After-Tax Contributions made by or on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

                           (1) a Matching Contribution will be taken into
                  account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than twelve (12) months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Pre-Tax Contributions for the Plan Year;

                           (2) in the case of a Participant who is a Highly
                  Compensated Employee for the Plan Year and is eligible to have Matching Contributions or Employee After-Tax Contributions allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

                           (3) the applicable period for determining
                  Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; PROVIDED, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

                           (4) in the event that the Plan satisfies the
                  requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

                  (c) ACTUAL CONTRIBUTION PERCENTAGES. The actual contribution ratios for all Highly Compensated Employees who are eligible to make Employee After-Tax Contributions or to share in Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible to make Employee After-Tax Contributions or to share in Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

                           (1) The actual contribution percentage for the highly
                  compensated group for the Plan Year does not exceed 125% of the actual contribution percentage for the nonhighly compensated group for the Plan Year; or

                           (2) The excess of the actual contribution percentage
                  for the highly compensated group for the Plan Year over the actual contribution percentage for the nonhighly compensated group for the Plan Year does not exceed two percentage points, and the actual contribution percentage for the highly compensated group for the Plan Year does not exceed twice the actual contribution percentage of the nonhighly compensated group for the Plan Year.

         Notwithstanding the preceding, in satisfying the above tests, the Administrator may elect in accordance with Code section 401(k)(3), applicable regulations and Internal Revenue Service guidance, to use the actual deferral percentage for the nonhighly compensated group for the immediately preceding Plan Year for the nonhighly compensated group existing during such immediately preceding Plan Year, or such other method of applying the nondiscrimination rules as may be permitted by the Code or regulations issued thereunder.

              (d) MULTIPLE USE TEST. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Treas. Regs.
         Section 1.401(m)-2(b)(3), the Administrator shall reduce the amount of Matching Contributions and/or Employee After-Tax Contributions made for the benefit of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio to the extent required by Treas. Regs. Section 1.401(m)-2(b)(3) and in the same manner as described in paragraphs (f) and (g) below. The multiple use test described in Treas. Regs. Section 1.401(m)-2 and this Section shall not apply for Plan Years beginning on or after January 1, 2002.

              (e) ADJUSTMENTS BY ADMINISTRATOR. If, prior to the time all Matching Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

              (f) EXCESS AGGREGATE CONTRIBUTIONS. If the Code section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions (and any QNECs or Pre-Tax Contributions taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions." The Administrator shall determine the amount of excess aggregate contributions. To do so, the Administrator will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under (g) and not the amount to be distributed to any individual): first, the actual contribution ratio of the Highly

         Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code section 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and second this process will be repeated until the Plan satisfies the Code section 401(m) limits. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

              (g) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The aggregate amount of reductions determined under (f) above shall be distributed first to the Highly Compensated Employees with the highest dollar amounts of Matching Contributions (and any QNECs or Pre-Tax Contributions taken into account in computing actual contribution percentages), pro rata, in an amount equal to the lesser of (i) the total amount of excess aggregate contributions for the Plan determined under paragraph (f) above or (ii) the amount necessary to cause the amount of such Employees' Matching Contributions (and any QNECs or Pre-Tax Contributions taken into account in computing actual contribution percentages) to equal the amount of the Matching Contributions (and any QNECs or Pre-Tax Contributions taken into account in computing actual contribution percentages) of the Highly Compensated Employees with the next highest dollar amount of Marching Contributions (and any QNECs or Pre-Tax Contributions taken into account in computing actual contribution percentages). This process is repeated until the aggregate amount distributed under this paragraph
         (g) equals the amount of excess aggregate contributions determined under paragraph (f) above. Income on excess aggregate contributions shall be distributed in accordance with applicable Regulations. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within twelve (12) months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan. Notwithstanding the foregoing, to the extent a Participant would receive a distribution of excess aggregate contributions pursuant to this Section which relate to Matching Contributions in which the Participant does not have a vested interest, such portion of the excess aggregate contributions shall be forfeited.

              (h) SPECIAL RULES. For purposes of distributing excess aggregate contributions, distribution of excess aggregate contributions (in each case adjusted for income or loss) shall be accomplished in the following order: first, Employee After-Tax Contributions; and second, Matching Contributions.

              (i) RECORDKEEPING REQUIREMENT. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Pre-Tax Contributions and QNECs are taken into account in determining the actual contribution ratios.

APPENDIX II -- SPECIAL TOP HEAVY PROVISIONS

     II.1. PROVISIONS TO APPLY. The provisions of this Appendix II shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in this Plan. All determinations hereunder will be made in accordance with the provisions of Code section 416 and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

     II.2. MINIMUM CONTRIBUTION. For any Plan Year which is a top-heavy plan year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service by the end of the Plan Year. The minimum contribution shall, in general, equal three percent (3%) of each such Participant's "compensation" as defined in Treas. Regs. Section 1.415-2(d)(2) (taking into account the exclusions described in Treas. Regs. Section 1.415-2(d)(3)), but shall be subject to the following special rules:

                  (a) If the largest Participating Employer contribution on behalf of a key employee for such year, expressed as a percentage of "compensation" (as so defined), is less than three percent (3%), such lesser percentage shall be the minimum rate of contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if this Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

                  (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliated Employer which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

                  (c) No minimum contribution will be required with respect to any Participant who is also covered by a top-heavy defined benefit plan of an Affiliated Employer and who receives the top-heavy defined benefit minimum (within the meaning of Code section 416(c)(1) and the Regulations thereunder) under such defined benefit plan.

                  (d) Discretionary Employer Contributions (other than any such contributions treated as QNECs) will count toward satisfying the minimum contribution required with respect to any Participant who is not a key employee; PROVIDED, that for Plan Years beginning on or after January 1, 2002, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2). Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

                  (e) Any additional minimum contribution made for the benefit of a Participant under this Section shall be credited to the Participant's Discretionary Employer Contribution Account as soon as practicable after the close of the Plan Year for which such contribution is made.

     II.3. SPECIAL VESTING SCHEDULE. In the case of any Employee who is a Participant at any time during a top-heavy plan year, the determination of such Employer's vested and nonforfeitable interest in his or her Discretionary Employer Contribution Account shall be determined under Section 11.2 by substituting the following alternative vesting schedule for the seven-year vesting schedule set forth in said Section 11.2:

                  Applicable
                  Years of Service  Nonforfeitable Percentage
                  ----------------  -------------------------
                  less than 2                         0%
                  2 but less than 3                  20%
                  3 but less than 4                  40%
                  4 but less than 5                  60%
                  5 but less than 6                  80%
                  6 or more                         100%

     II.4. DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

                  (a) "key employee" means a key employee described in Code
         section 416(i)(1), as in effect, a "non-key employee" means any employee who is not a key employee (including employees who are former key employees); and

                  (b) "top-heavy plan year" means a Plan Year if the sum of the Account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds sixty percent (60%) of the sum of such amounts for all Employees (including, for purposes of this paragraph (b), any person employed by an Affiliated Employer) and former Employees (other than former key employees, but including Beneficiaries of former Employees) under the Plan and all such plans. For Plan Years beginning prior to December 31, 2001, such Account balances shall be increased by any part of any Account balance distributed in the 5 year period ending on the determination date(s). For Plan Years beginning after December 31, 2001, the Account balances shall be increased by distributions made during the 1-year period ending on the determination date(s) (including distributions under a terminated plan, which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i)); PROVIDED, that with respect to distributions made for a reason other than severance from employment, death, or disability, the preceding clause shall be applied by substituting "5-year period" for "1-year period". For purposes of these determinations:

                           (i) The term "determination date" means, with respect
                  to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

                           (ii) Accrued benefits or account balances under a
                  plan will be determined as of the most recent valuation date of the plan in that 12-month period ending on the applicable determination date of the plan; PROVIDED, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Regulations.

                           (iii) If any individual has not received any
                  compensation from an Affiliated Employer maintaining a plan (other than benefits under the plan) at any time during the 5-year period ending on the applicable determination date (or, for Plan Years beginning after December 31, 2001, the 1-year period ending on the applicable determination date) with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

                           (iv) Each plan of an Affiliated Employer (whether or
                  not terminated) in which a key employee participates, and any other plan of an Affiliated Employer which enables a plan referred to in the preceding clause to satisfy the requirements of Code sections 401(a)(4) and 410, shall be aggregated with the Plan. Any plan of an Affiliated Employer not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregate plans would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

                           (v) The determination of the present value of accrued
                  benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.